Exhibit (c)(2)

Exhibit (c)(2) Confidential Presentation to the Special Committee August 5, 2020

These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors (the “Committee”) of GCI Liberty, Inc. (“GLIB” or the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Committee, including from Company management, and/or other potential transaction participants, or from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Committee (and, at the Committee’s request, the GLIB Board of Directors). These materials were compiled on a confidential basis for use by the Committee (and, at the Committee’s request, the GLIB Board of Directors) in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Table of Contents Section Transaction Overview GLIB Financial Analysis LBRD Financial Analysis Appendix I II III

I.Transaction Overview

Scope of Review and Selected Qualifications Executive summary of scope of review and selected qualifications set forth in our opinion letter The full text of our written opinion will set forth assumptions made, matters considered and other qualifications and limitations on the review undertaken in conjunction with the opinion. You are urged to read the written opinion carefully and in its entirety. In connection with rendering our opinion, we have, among other things: i. reviewed certain publicly available historical business and financial information relating to GCI Liberty, Inc. (the “Company”) and Liberty Broadband (the “Parent”) including certain publicly traded assets owned by the Company and the Parent, that we deemed to be relevant, including publicly available research analysts’ estimates; ii. reviewed certain non-public projected financial and operating data relating to the Company and the Parent, as prepared and furnished to us by the management of the Company and the Parent, respectively, and as approved for our use by the Company; iii. discussed with management of the Company and the Parent the past and current operations, current financial condition and financial projections of the Company and the Parent, respectively (including their views on the risks and uncertainties of achieving such projections); iv. reviewed the reported prices and the historical trading activity of the Company Common Stock and the Parent Common Stock, including the relative historical exchange ratio based on the trading prices of the Company Series A Common Stock and the Parent Series C Common Stock; v. compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant; vi. compared the financial performance of the Company and the valuation multiples implied by the Combination with those of certain other transactions that we deemed relevant; vii. performed illustrative discounted cash flow analyses relating to the Company’s and the Parent’s operating assets and certain publicly traded assets owned by the Company and the Parent; viii. compared the net asset value of the Company and the Parent, based on publicly available information and information provided by the Company and the Parent and approved for our use by the Company, to the market trading value of the equity of the Company and the Parent; ix. reviewed the financial terms and conditions of a draft, dated August , 2020, of the Merger Agreement; and x. performed such other analyses and examinations and considered such other factors that we deemed appropriate.

Executive summary of scope of review and selected qualifications set forth in our opinion letter For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of the financial and other information publicly available and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we have further relied upon the assurances of the managements of the Company and the Parent that they are not aware of any relevant information that has been omitted or that remains undisclosed to us or any facts or circumstances that would make such information inaccurate or misleading. We assume no responsibility or liability for such information or any independent verification thereof. With respect to the projected financial and operating data referred to above, we have assumed with the Special Committee’s consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of the Company and the Parent as to the future financial performance of the Company and the Parent and the other matters covered thereby. We have relied, at the Special Committee’s direction and without independent verification, on the assessments of the managements of the Company and the Parent as to the future financial and operating performance of the Parent and the Company. We express no view as to the projected financial and operating data or any judgments, estimates or assumptions on which they are based. For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Combination will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Combination will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company, the Parent or the consummation of the Combination or reduce the contemplated benefits of the Combination to the holders of Company Common Stock. Further, as you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the parties to the Merger Agreement or the Combination. We have not conducted a physical inspection of the properties or facilities of the Company or the Parent and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company or the Parent, nor have we evaluated the solvency or fair value of the Company or the Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

Executive summary of scope of review and selected qualifications set forth in our opinion letter We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of Company Common Stock, other than the Malone Group, the Maffei Group and their respective Affiliates and the Company Section 16 Officers, from a financial point of view, of the Common Exchange Ratio in the Merger. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities or class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Common Exchange Ratio or otherwise, nor do we express any view on, and our opinion does not address, the fairness of the Common Exchange Ratio to the holders of Company Series A Common Stock relative to the holders of Company Series B Common Stock, or vice versa. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Combination, including, without limitation, the structure or form of the Combination, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Combination as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Combination. We do not express any view on, and our opinion does not address, what the value of the Parent Common Stock actually will be when issued or the prices at which the Company Common Stock or the Parent Common Stock will trade at any time, or whether any class or series of common stock or preferred stock will trade at different prices, including following announcement or consummation of the Combination. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Company Common Stock or any business combination or other extraordinary transaction involving the Company. Our opinion does not constitute a recommendation to the Special Committee, the Board of Directors or to any other persons in respect of the Combination, including as to how any holder of shares of the Company Common Stock should vote or act in respect of the Combination. We are not expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Combination or as to the impact of the Combination on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

Proposal was received from Liberty Broadband on 6/28/20 and preliminary understanding with respect to the exchange ratio was made public pre-market open on 6/30/20 TermsDetails Exchange Ratio Form of Consideration 0.5800 Liberty Broadband (LBRD) Series C shares (non-voting) for each GCI Liberty (GLIB) Series A; 0.5800 Liberty Broadband (LBRD) Series B shares (10 votes) for each GCI Liberty (GLIB) Series B share LBRD Series C Common Shares (non-voting) and LBRD Series B Common Shares (10 votes) Implied Price $72.49/share for GLIB Series A (1 vote) based on LBRD Series C (non-voting) closing price of $124.98 on 6/29/20 $71.92/share for GLIB Series B (10 votes) based on LBRD Series B (10 votes) closing price of $124.00 on 6/29/20 Implied Premium Implies a 8.1% premium to GLIB Series A shareholders, based on GLIB Series A unaffected closing price of $67.05 as of 6/29/20 for publicly traded shares Implies a 7.2% premium to Series B shareholders, based on GLIB Series B unaffected closing price of $67.10 as of 6/29/20 for publicly traded shares 1 Aggregate premium to GLIB shareholders on a fully diluted basis of $585mm or $5.44 per GLIB Series A share and $4.82 per GLIB Series B share1 Implied Ownership in Pro Forma Company Liberty management (John Malone and Greg Maffei) economic ownership is 6.2% and voting interest is 66.6% 2 GLIB public economic ownership is 28.9% and voting interest is 3.9% LBRD public economic ownership is 64.8% and voting interest is 29.5% GLIB Series A Cumulative Redeemable Preferred Stock Rollover into a Liberty Broadband preferred instrument with same terms No conversion rights; voting rights with voting common (1/3 of a vote / share) Dividends, payable quarterly, accrue on a daily basis at a rate of 7.00% per annum If Liberty Broadband fails to pay dividend for any four quarterly periods, dividend rate increases by 2% annual rate until cured Mandatory redemption date of March, 2039 Source: FactSet (as of 6/29/20) 1.Unaffected closing price notional value for Series B shares indicated. Note that due to lack of liquidity and trading volume in LBRD Series B shares (average daily trading volume of less than 50 shares based on average daily trading volume for last 30 days), the implied consideration to be received by GLIB Series B shareholders should also be assessed by considering the value of the LBRD Series C shares which are highly liquid publicly traded shares 2.As proposed, it is contemplated that Mr. Malone would agree to receive shares of Liberty Broadband Series C common stock in lieu of an equal number of shares of Liberty Broadband Series B common stock he would be entitled to receive in the Potential Combination such that Mr. Malone would have beneficial ownership of not more than approximately 49% of Liberty Broadband’s aggregate outstanding voting power (“Target Voting Power”) immediately following the closing (which is equal to the aggregate voting power in Liberty Broadband beneficially owned by Mr. Malone). Mr. Malone would also have the right to exchange such shares of Liberty Broadband Series C common stock for Liberty Broadband Series B common stock, on a one-for-one basis, to preserve his Target Voting Power following the occurrence of any voting dilution events. Upon certain fundamental events, including certain mergers, split-or spin-offs, rights offerings and dividends, Mr. Malone will be entitled to certain economic rights associated with the shares of Liberty Broadband Series B common stock he otherwise would have received in the Potential Combination. Voting interest assumes exercise of all stock options by Liberty Management and exchange of all shares of Liberty Broadband Series C common stock for Liberty Broadband Series B common stock by John Malone

Confidential

Proposal Summary History

($ in millions)

	LBRD Proposal (6/10)	GLIB Counter Proposal (6/19)	LBRD Revised Proposal (6/22)	GLIB Second Counter Proposal (6/24)	LBRD Second Counter Proposal (6/26)	LBRD Proposal (6/28)
Proposal Date	6/10/20	6/19/20	6/22/20	6/24/20	6/26/20	6/28/20
LBRD Series C Unaffected Share Price	$132.64[1]	$130.58[1]	$129.36	$123.99	$124.17[1]	
GLIB Series A Unaffected Share Price	$71.18[1]	$69.14[1]	$68.63	$65.89	$66.65[1]	
Implied Market Exchange Ratio at Proposal Date	**0.537x**	**0.529x**	**0.531x**	**0.531x**	**0.537x**	
Proposal Exchange Ratio	**0.557x**	**0.585x**	**0.575x**	**0.585x**	**0.580x**	
Implied GLIB Series A Offer Price	$73.94	$76.39	$74.38	$72.53	$72.02	
Purchase Premium to GLIB at Proposal (%)	*3.9%*	*10.5%*	*8.4%*	*10.1%*	*8.1%*	
Purchase Premium to GLIB at Proposal ($)	$299	$788	$623	$712	$578	
Implied GLIB FDSO[2]	106.8	106.8	106.8	106.7	106.7	
Implied GLIB Purchase Price at Proposal Date	**$7,895**	**$8,161**	**$7,943**	**$7,743**	**$7,687**	
Implied Economic Ownership for GLIB Shareholders	**29.8%**	**30.8%**	**30.5%**	**30.8%**	**30.7%**	**0.5800 LBRD Series C shares (non-voting) for 1 GLIB Series A share (1 vote); 0.5800 LBRD Series B shares (10 votes) for 1 GLIB Series B share (10 votes)**
Implied Voting Control for GLIB Shareholders[3]	**4.5%**	**4.5%**	**4.5%**	**4.5%**	**4.5%**	**Details on Page 6**
Value of Proposal as of 6/29/20						
LBRD Series C Unaffected Share Price[4]	$124.98	$124.98	$124.98	$124.98	$124.98	
GLIB Series A Unaffected Share Price[4]	$67.05	$67.05	$67.05	$67.05	$67.05	
Proposal Exchange Ratio	**0.557x**	**0.585x**	**0.575x**	**0.585x**	**0.580x**	
Implied GLIB Series A Offer Price	$69.67	$73.11	$71.86	$73.11	$72.49	
Purchase Premium to GLIB (6/29/20) (%)	*3.9%*	*9.0%*	*7.2%*	*9.0%*	*8.1%*	
Purchase Premium to GLIB (6/29/20) ($)	$283	$656	$521	$656	$589	
Implied GLIB FDSO[2]	106.7	106.8	106.7	106.8	106.7	
Implied GLIB Purchase Price (6/29/20)	**$7,432**	**$7,806**	**$7,670**	**$7,806**	**$7,738**	
Premium / (Discount) to Pre-tax NAV (%)[5]	***(11.2%)***	***(6.7%)***	***(8.3%)***	***(6.7%)***	***(7.5%)***	
Premium / (Discount) to Post-tax NAV (%)[5]	***10.4%***	***15.9%***	***13.9%***	***15.9%***	***14.9%***	

Source: FactSet (6/29/20), Company filings

1. Reflects closing price of securities one day prior to proposal date
2. Calculated using treasury stock method with implied GLIB Series A offer price; includes GLIB Series A and Series B
3. Voting interest relates to 1/3 vote per share attributable to holders of GLIB series A redeemable preferred
4. Reflects closing price as of 6/29/20
5. Represents the average of low and high of GLIB net asset value pre-tax and post-tax on Page 16, with GCI value range of $2.5bn - $3.0bn and Evite value range of $18mm-35mm

EVERCORE

5

GCI Liberty

Confidential

Liberty Broadband Proposal Unaffected Notional Value for GLIB Equity

As of 6/29/20

($ in millions)

GLIB Series A	
LBRD Series C Share Price (6/29/20)	$124.98
Proposal Exchange Ratio for LBRD Series C	**0.5800x**
Implied GLIB Series A Offer Price	$72.49
Implied GLIB Series A Purchase Premium (%)	*8.1%*
Implied GLIB Series A FDSO[1]	102.0
Implied GLIB Purchase Price for GLIB Series A Shares	**$7,392**

GLIB Series B	
LBRD Series B Share Price (6/29/20)	$124.00[3]
Proposal Exchange Ratio for LBRD Series B	**0.5800x**
Implied GLIB Series B Offer Price	$71.92[3]
Implied GLIB Series B Purchase Premium (%)	*7.2%*
Implied GLIB Series B FDSO[2]	4.8
Implied GLIB Purchase Price for GLIB Series B Shares	**$342**
Implied Unaffected Notional GLIB Purchase Price as of 6/29/20	**$7,735**
Premium / (Discount) to Post-tax NAV (%)[4]	***14.9%***
Premium / (Discount) to Pre-tax NAV (%)[4]	***(7.5%)***

Source: FactSet (6/29/20), Company filings
Note: Voting interest assumes exercise of all stock options by Liberty Management

1. Calculated using treasury stock method with implied GLIB Series A offer price
2. Calculated using treasury stock method with implied GLIB Series B offer price
3. Unaffected closing price notional value for Series B shares indicated. Note that due to lack of liquidity and trading volume in LBRD Series B shares (average daily trading volume of less than 50 shares based on average daily trading volume for last 30 days), the implied consideration to be received by GLIB Series B shareholders should also be assessed by considering the value of the LBRD Series C shares which are highly liquid publicly traded shares
4. Represents the average of low and high of GLIB net asset value post-tax on Page 16, with GCI value range of $2.5bn - $3.0bn and Evite value range of $18mm-35mm

EVERCORE

6

GCI Liberty

Confidential

Liberty Broadband Proposal: Pro Forma Ownership Summary

Pro Forma Statistics as of Unaffected Date (6/29/20)

($ in millions)

Standalone Statistics

	LBRD Series C	LBRD Series B	LBRD Series A
Votes / Share	-	10	1
Share Price (6/29/20)	$124.98	$124.00	$122.76
Fully Diluted Shares Outstanding	154.0	2.5	26.5
Trading Value	$19,246	$304	$3,253
Size of Float (# Shares)	105.5	0.1	24.6
Size of Float ($)	$13,183[1]	$10	$3,015
3-month Average Daily Trading Volume (# of Shares)	0.8	0.0	0.2
% Total Float	*0.7%*	*0.0%*	*0.6%*
3-month Average Daily Trading Volume ($mm)	$95	$0	$19
% Total Float	*0.7%*	*0.0%*	*0.6%*

Pro Forma Statistics: LBRD Series C Issued to GLIB Series A; LBRD Series B Issued to GLIB Series B

(+) New LBRD Shares Issued Based on Proposal	**61.9**[2]
New Series A Shares	-
New Series B Shares	2.8
New Series C Shares	59.1
New Preferred Shares	7.2
(+) Current Existing LBRD Series A Shares	26.5
(+) Current Existing LBRD Series B Shares	2.5
(+) Current Existing LBRD Series C Shares	154.0
(-) Canceled LBRD Series C Shares Held Within GLIB	(42.7)
Total Pro Forma LBRD Shares	**202.2**[2]
Liberty Management % Economic Ownership in Pro Forma LBRD	**6.2%**
Liberty Management % Voting Interest in Pro Forma LBRD	**66.6%**[3]
Total Public % Economic Ownership in Pro Forma LBRD	**93.8%**
Total Public % Voting Interest in Pro Forma LBRD	**33.4%**
GLIB Shareholder % Economic Ownership in Pro Forma LBRD	**30.7%**
GLIB Shareholder % Voting Interest in Pro Forma LBRD	**41.1%**[4]
GLIB Public % Economic Ownership in Pro Forma LBRD	**28.9%**
GLIB Public % Voting Interest in Pro Forma LBRD	**3.9%**[5]
LBRD Public % Economic Ownership in Pro Forma LBRD	**64.8%**
LBRD Public % Voting Interest in Pro Forma LBRD	**29.5%**

Source: FactSet (6/29/20), Company filings
Note: Voting interest assumes exercise of all stock options by Liberty Management

1. Excludes float of 31.5% Series C shares held by GCI Liberty and not traded
2. Excludes new LBRD preferred shares issued for GLIB preferred shares
3. As proposed, it is contemplated that Mr. Malone would agree to receive shares of Liberty Broadband Series C common stock in lieu of an equal number of shares of Liberty Broadband Series B common stock he would be entitled to receive in the Potential Combination such that Mr. Malone would have beneficial ownership of not more than approximately 49% of Liberty Broadband's aggregate outstanding voting power ("Target Voting Power") immediately following the closing (which is equal to the aggregate voting power in Liberty Broadband beneficially owned by Mr. Malone). Mr. Malone would also have the right to exchange such shares of Liberty Broadband Series C common stock for Liberty Broadband Series B common stock, on a one-for-one basis, to preserve his Target Voting Power following the occurrence of any voting dilution events. Upon certain fundamental events, including certain mergers, split- or spin-offs, rights offerings and dividends, Mr. Malone will be entitled to certain economic rights associated with the shares of Liberty Broadband Series B common stock he otherwise would have received in the Potential Combination. Voting interest assumes exercise of all stock options by Liberty Management and exchange of all shares of Liberty Broadband Series C common stock for Liberty Broadband Series B common stock by John Malone
4. Voting interest relates to Series B shares issued to John Malone, Greg Maffei and their affiliates and public, and 1/3 vote per share attributable to holders of GLIB Series A redeemable preferred
5. Voting interest relates to 1/3 vote per share attributable to holders of GLIB Series A redeemable preferred

EVERCORE

7

GCI Liberty

GLIB Series A / LBRD Series C Exchange Ratio (3/12/18 – 6/29/20) Based on Market Value GLIBA Average Share Price LBRDK Average Share Price Exchange Ratio AveragePremium / (Discount) Favorable 0.80x 0.70x LBRD Proposal (6/28/20) $72.49 NA 0.580x NA Unaffected (6/29/20) 67.05 124.98 0.536x 8.1% Last Week 67.07 125.65 0.534x 8.7% Last Month 68.99 130.84 0.527x 10.0% Last 3 Months 63.75 125.01 0.510x 13.8% Last 6 Months 66.13 125.07 0.527x 10.0% Last 1 Year 65.72 117.69 0.560x 3.6% Last 2 Years 58.33 101.69 0.577x 0.6% Since Inception (3/12/18) 56.88 98.55 0.581x (0.1%) to GLIB 0.60x Exchange Ratio 0.580x 0.536x 0.50x 0.40x Mar-18Jun-18Sep-18Dec-18Mar-19Jun-19Sep-19Dec-19Mar-20Jun-20 Favorable to LBRD Source: FactSet Note: LBRD proposal also implies GLIB Series B offer price of $71.92 as of 6/29/20

Confidential

GLIB Series A / LBRD Series C Exchange Ratio (3/12/18 – 6/29/20)

Based on Market Value Less Market Value of LTREE on Taxed Basis[1]

	LBRDK Average Share Price	GLIBA Average Share Price[2]	LTREE Average Share Price	Adj. GLIBA Average Share Price	Exchange Ratio Average	Premium / (Discount)
LBRD Proposal (6/28/20)	NA	$72.49	NA	$65.56	0.525x	*NA*
Unaffected (6/29/20)	124.98	67.05	272.75	60.24	0.482x	*8.8%*
Last Week	125.65	67.07	278.30	60.13	0.479x	*9.6%*
Last Month	130.84	68.99	277.17	62.11	0.474x	*10.6%*
Last 3 Months	125.01	63.75	238.70	57.62	0.461x	*13.7%*
Last 6 Months	125.07	66.13	263.11	59.57	0.475x	*10.5%*
Last 1 Year	117.69	65.72	299.75	58.21	0.496x	*5.8%*
Last 2 Years	101.69	58.33	293.02	51.04	0.504x	*4.1%*
Since Inception (3/12/18)	98.55	56.88	293.10	49.63	0.505x	*3.8%*


0.80x
0.70x
0.60x
0.50x
0.40x
Adjusted Exchange Ratio
0.525x
0.482x
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Favorable to GLIB
Favorable to LBRD

Source: FactSet

Note: Exchange ratio is calculated as GLIB Series A adjusted share price after impact from LendingTree divided by LBRD Series C share price; GLIB and LendingTree's historical basic shares outstanding per FactSet; assumes diluted shares constant per 6/29/20; LBRD proposal also implies GLIB Series B offer price of $71.92 as of 6/29/20

1. Assumes 27% effective tax rate for LendingTree and cost basis of $198mm per GLIB management guidance; does not assume the usage of tax attributes to offset gains payable
2. Represents GLIBA average share price after LendingTree impact (GLIB average share price adjusted for proportional share of LendingTree share price post-tax)

EVERCORE

9

GCI Liberty

GLIB Historical Share Price Performance GLIB Series A Share Price $90.00 $80.00 $70.00 Public Exchange Ratio Announcement (Unaffected as of 6/29/20) Notional Value of Proposal as of 6/29/20 $72.49 1 Notional Value of Proposal as of 8/3/20: $81.37 2 Market Value as of 8/3/20: $80.03 $60.00 $50.00 Market Value as of 6/29/20 $67.05 $40.00 $30.00 Source: FactSet 1.$72.49 share price represents the implied GLIB Series A offer price on a fully diluted basis as of 6/29/20 from LBRD proposal 2.$81.37 share price represents the implied GLIB Series A offer price on a fully diluted basis as of 8/3/20 from LBRD proposal

Confidential

Trading Performance Since 6/29/20

($ in millions, except per share data)

Proposal Summary (Notional Value)

	Unaffected (6/29)	1-Day (6/30)	Current (8/3)
Exchange Ratio	0.580x	0.580x	0.580x
LBRD Series C Share Price	$124.98	$123.96	$140.29
Implied GLIB Series A Offer Price	$72.49	$71.90	$81.37
Implied GLIB Series A Purchase Premium (%)	*8.1%*	*1.1%*	*1.7%*
Implied GLIB Series A FDSO [1]	102.0	102.0	102.1
Implied GLIB Purchase Price for GLIB Series A Shares	**$7,392**	**$7,331**	**$8,305**
LBRD Series B Share Price	$124.00	$124.00	$128.24
Implied GLIB Series B Offer Price	$71.92	$71.92	$74.38
Implied GLIB Series B Purchase Premium (%)	*(1.2%)*	*(1.2%)*	*2.2%*
Implied GLIB Series B FDSO [2]	4.8	4.8	4.8
Implied GLIB Purchase Price for GLIB Series B Shares	**$342**	**$342**	**$357**
Implied GLIB Purchase Price	**$7,735**	**$7,674**	**$8,662**
Net Debt (6/30/20) [3]	**$3,192**	**$3,192**	**$3,192**
Total Enterprise Value	**$10,926**	**$10,865**	**$11,854**

Share Price Reaction



12.2%
(0.8%)
0.0%
3.4%
6.1%
19.4%
8.5% 8.5%
0.2%
15.8%
1.5%
7.9%
LBRD Series C
LBRD Series B [4]
GLIB Series A
GLIB Series B [4]
Charter
S&P 500
1 Day (6/30)
Since Exchange Ratio Announcement

	LBRD Series C	LBRD Series B	GLIB Series A	GLIB Series B	Charter	S&P 500
Unaffected (6/29)	$124.98	$124.00	$67.05	$67.10	$509.22	3,053
1 Day (6/30)	$123.96	$124.00	$71.12	$72.80	$510.04	3,100
Current (8/3)	$140.29	$128.24	$80.03	$72.80	$589.70	3,295

Illustrative Merger Spread[5]



3.0%
2.0%
1.0%
0.0%
1.1%
1.7%
6/30/20
7/5/20
7/11/20
7/17/20
7/22/20
7/28/20
8/3/20

Source: FactSet
Note: Voting interest assumes exercise of all stock options by Liberty Management
1. Calculated using treasury stock method with implied GLIB Series A offer price
2. Calculated using treasury stock method with implied GLIB Series B offer price
3. Includes the 1.75% exchangeable senior debentures valued on a trading value basis as of 6/30/20; book value as of 6/30/20 of $477mm
4. Average daily trading volume fewer than 100 shares
5. Calculated as (0.580 proposal exchange ratio times LBRD Series C share price Minus GLIB Series A share price) / GLIB Series A share price

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11

Confidential

Implied Premium / (Discount) for LBRD Shares within GLIB (6/29/20 – Unaffected)

Implied valuation of LBRD from LBRD Proposal at different GCI valuations *($ in millions, except per share data)*

Purchase Equity and Enterprise Value Calculation

Proposal Equity Value for GLIB	**$7,735**
GLIB Purchase Premium	**$585**
GLIB Series A Purchase Premium / Share	$5.44
GLIB Series B Purchase Premium / Share	$4.82
(+) Net Debt (6/30/20)[1]	$3,192
Proposal Enterprise Value for GLIB	**$10,926**

Implied Valuation of LBRD from LBRD Proposal

Assets	Scenarios with Different GCI Value Range						
Proposal Enterprise Value for GLIB	**$10,926**	**$10,926**	**$10,926**	**$10,926**	**$10,926**	**$10,926**	**$10,926**
Less: GCI Value Range[2]	**($2,500)**	**($2,600)**	**($2,700)**	**($2,750)**	**($2,800)**	**($2,900)**	**($3,000)**
Less: Evite at Mid-point Value[3]	(27)	(27)	(27)	(27)	(27)	(27)	(27)
Less: LendingTree (Post-tax)	(799)	(799)	(799)	(799)	(799)	(799)	(799)
Less: Charter at Look-through Price within LBRD[4]	(2,368)	(2,368)	(2,368)	(2,368)	(2,368)	(2,368)	(2,368)
Less: NPV of Federal and Alaska State NOLs[5]	(134)	(134)	(134)	(134)	(134)	(134)	(134)
Plus: NPV of Capitalized Corporate Expense[5]	471	471	471	471	471	471	471
Less: NPV of RHC FY16-19 Settlement[5,6]	(114)	(114)	(114)	(114)	(114)	(114)	(114)
Implied Value of LBRD Shares from Proposal	**$5,454**	**$5,354**	**$5,254**	**$5,204**	**$5,154**	**$5,054**	**$4,954**
Value of LBRD Shares (Pre-tax) (6/29/20)	**$5,334**	**$5,334**	**$5,334**	**$5,334**	**$5,334**	**$5,334**	**$5,334**
Implied Premium / (Discount) on Pre-tax LBRD	***2.3%***	***0.4%***	***(1.5%)***	***(2.4%)***	***(3.4%)***	***(5.2%)***	***(7.1%)***
Less: Potential Tax Leakage to GLIB in Taxable Sale	(792)	(792)	(792)	(792)	(792)	(792)	(792)
Value of LBRD Shares (Post-tax) (6/29/20)	**$4,542**	**$4,542**	**$4,542**	**$4,542**	**$4,542**	**$4,542**	**$4,542**
% Deferred Tax Savings Delivered to GLIB	**100.0%**	**100.0%**	**89.9%**	**83.6%**	**77.3%**	**64.7%**	**52.0%**
Implied Accretion / Dilution to LBRD NAV (%)	**(0.2%)**	**0.1%**	**0.5%**	**0.6%**	**0.8%**	**1.1%**	**1.5%**

Source: Company filings, FactSet (as of 6/29/20)

1. Net debt includes the 1.75% exchangeable senior debenture valued on a trading value basis of $657mm as of 6/30/20; book value as of 6/30/20 of $477mm; Includes preferred instrument of $178mm and finance lease and tower obligations of $100mm
2. GCI TEV range informed from trading comparable analysis, precedent transactions and discounted cash flow valuation analyses
3. Assumes the mid-point of Evite's value based on DCF analysis with terminal range of 1.25x to 2.25x
4. Charter share price as of 6/29/20 is $509.22, which results in look-through price within LBRD of $441.93; Calculated as (LBRD Equity Value as of 6/29/20 Plus Net Debt Plus NPV of corporate expense Minus the mid-point of Skyhook valuation) divided by 54.1mm Charter shares within LBRD
5. Based on GLIB management projections
6. Assumes 0.12% discount rate for RHC FY16-19 Settlement impact based on 1-year treasury rate on 8/3/20

EVERCORE

12

GCI Liberty

Confidential

Pro Forma LBRD NAV (Accretion / Dilution) Analysis (6/29/20 – Unaffected)

Based on LBRD Proposal

($ in millions, except per share data)

Pro Forma LBRD NAV (Accretion / Dilution) Analysis under Different GCI Value Range

GLIB Purchase Price				**$7,735**			
New LBRD Series B Issued				2.8			
New LBRD Series C Issued				59.1			
New LBRD Shares Issued [1]				**61.9**			
LBRD Pro Forma Net Asset Value							
LBRD Assets							
Charter (6/29/20)	$27,564	$27,564	$27,564	$27,564	$27,564	$27,564	$27,564
Skyhook[2]	27	27	27	27	27	27	27
Current LBRD Total Net Debt	(556)	(556)	(556)	(556)	(556)	(556)	(556)
Capitalized Corporate Expense	(590)	(590)	(590)	(590)	(590)	(590)	(590)
Current LBRD Net Asset Value	**$26,445**	**$26,445**	**$26,445**	**$26,445**	**$26,445**	**$26,445**	**$26,445**
GLIB Assets							
Charter (6/29/20)	$2,729	$2,729	$2,729	$2,729	$2,729	$2,729	$2,729
LendingTree (Post-tax)	799	799	799	799	799	799	799
GCI Value[3]	2,500	2,600	2,700	2,750	2,800	2,900	3,000
Evite Value[4]	27	27	27	27	27	27	27
Pro Forma NOL Carryforward Value	134	134	134	134	134	134	134
Capitalized Corporate Expense	(471)	(471)	(471)	(471)	(471)	(471)	(471)
Transaction Expense[5]	(43)	(43)	(43)	(43)	(43)	(43)	(43)
NPV of RHC FY16-19 Settlement[6]	114	114	114	114	114	114	114
Current GLIB Total Net Debt[7]	(3,192)	(3,192)	(3,192)	(3,192)	(3,192)	(3,192)	(3,192)
Synergies[8]	115	115	115	115	115	115	115
PF Net Asset Value	**$29,157**	**$29,257**	**$29,357**	**$29,407**	**$29,457**	**$29,557**	**$29,657**
Total Shares Outstanding							
Current LBRD Diluted Shares	183.1	183.1	183.1	183.1	183.1	183.1	183.1
(+) New LBRD Shares Issued[9]	61.9	61.9	61.9	61.9	61.9	61.9	61.9
(-) Shares that GLIB Owns in LBRD	(42.7)	(42.7)	(42.7)	(42.7)	(42.7)	(42.7)	(42.7)
Pro Forma LBRD Shares Outstanding	**202.3**	**202.3**	**202.3**	**202.3**	**202.3**	**202.3**	**202.3**
Pro Forma Net Asset Value / Share	**$144.13**	**$144.62**	**$145.11**	**$145.36**	**$145.60**	**$146.10**	**$146.59**
LBRD Net Asset Value / Share	**$144.44**	**$144.44**	**$144.44**	**$144.44**	**$144.44**	**$144.44**	**$144.44**
Implied Accretion / Dilution (%)	**(0.2%)**	**0.1%**	**0.5%**	**0.6%**	**0.8%**	**1.1%**	**1.5%**

Source: FactSet (as of 6/29/20)

Note: For illustrative purposes, we have analyzed the transaction assuming stock consideration; Charter valued at share price of $509.22 as of 6/29/20 on a pre-tax basis and LendingTree valued on a post-tax basis

1. Excludes new LBRD preferred shares issued for GLIB preferred shares
2. Assumes the mid-point of Skyhook's value based on DCF analysis with terminal range of 1.5x to 3.5x
3. GCI TEV range informed from trading comparable analysis, precedent transactions and discounted cash flow valuation analyses
4. Assumes the mid-point of Evite's value based on DCF analysis with terminal range of 1.25x to 2.25x
5. Includes transaction expenses after 6/30/20
6. Assumes 0.12% discount rate for RHC FY16-19 Settlement impact based on 1-year treasury rate on 8/3/20
7. Includes $178mm preferred stock and 1.75% exchangeable senior debenture valued on a trading value basis of $657mm as of 6/30/20; book value as of 6/30/20 of $477mm; includes finance lease and tower obligation of $100mm
8. Assumes the mid-point of $3-5mm annual run-rate synergies at 6.75% WACC, 4% perpetuity growth rate and 24% LBRD effective tax rate, per GLIB management guidance
9. Calculated using treasury stock method

Evercore

13

GCI Liberty

Confidential

GLIB Preferred Stock Rollover Considerations

($ in millions)

A rollover of GLIB Preferred Stock into an instrument with the same economic terms at LBRD may be beneficial to Preferred Stockholders as the pro forma company has a greater scale, trading liquidity, improved credit profile and has a greater proportion of its value in highly liquid tradeable securities

Equity Value


$7,149
$28,259
GLIB (Unaffected)
Pro forma LBRD (Current)

Debt / Capitalization[1]


34%
13%
GLIB (Unaffected)
Pro forma LBRD (Current)

Cash & Cash Equivalents (6/30/20)


$552
$569
GLIB (Unaffected)
Pro forma LBRD (Current)

Net Debt / Capitalization[1]


29%
12%
GLIB (Unaffected)
Pro forma LBRD (Current)

Source: FactSet, company filings
Note: Pro forma LBRD assumes 0.580 LBRD Series C shares for 1 GLIB Series A Shares; 0.5800 LBRD Series B Shares for 1 GLIB Series B Shares; unaffected as of 6/29/20 and current as of 8/3/20
1. Includes GLIB preferred shares and values senior exchangeable debentures valued on a trading value basis of $657mm as of 6/30/20; book value as of 6/30/20 of $477mm

EVERCORE
14
GCI Liberty

II.GLIB Financial Analysis

Confidential

GLIB Corporate Structure Overview

($ in millions, except per share data)

Corporate Structure[1]

Liberty Management's O/S of LBRD	
Voting Control[2]	49.9%
Economic Ownership[2]	5.0%

Liberty Management's O/S of GLIB	
Voting Control[2]	35.6%
Economic Ownership[2]	5.7%



Liberty Management
GCI Liberty
23.3%
Liberty BROADBAND
22.4%[4]
Charter COMMUNICATIONS
MEV: $123.1bn
TEV: $199.3bn
2.2%[3]
GCI
100.0%
evite
100.0%
lendingtree
22.3%
MEV: $4.2bn
TEV: $4.1bn
100.0%
SKYHOOK
★ Indicates Publicly Traded Company

Relative Valuation

	Unaffected (6/29/20)		Current (8/3/20)	
	GLIB	LBRD	GLIB	LBRD
Common Share Price				
Series A	$67.05	$122.76	$80.03	$137.82
Series B	67.10	124.00	72.80	128.24
Series C	-	124.98	-	140.29
Diluted Shares Outstanding				
Series A	101.9	26.5	102.1	26.5
Series B	4.7	2.5	4.8	2.5
Series C	-	154.0	-	154.1
Fully Diluted Shares Outstanding[5]	**106.6**	**182.9**	**106.8**	**183.1**
Equity Value	**$7,149**	**$22,802**	**$8,515**	**$25,585**
Plus: Debt (6/30/20)	3,565[6]	574	3,565[6]	574
Less: Cash (6/30/20)	(552)	(17)	(552)	(17)
Net Debt without Preferred Stock	**$3,014**	**$556**	**$3,014**	**$556**
Plus: Preferred Stock (6/30/20)	178	-	178	-
Net Debt with Preferred Stock	**$3,192**	**$556**	**$3,192**	**$556**
Total Enterprise Value	**$10,341**	**$23,359**	**$11,707**	**$26,142**

Source: FactSet, Company Filings

Note: Unless otherwise stated, all ownership figures are from the files shared by Liberty management; Shares for LBRD and GLIB include restricted shares, RSUs and beneficial ownership of shares that may be acquired upon exercise of stock options. Economic ownership treats options using treasury stock methodology

1. MEV and TEV are as of 6/29/20 (unaffected date)
2. Voting and economic ownership as of 6/29/20 (unaffected date); Basic shares, options and RSUs are sourced from the file shared by Liberty management on 6/28/20; Liberty Management refers to John Malone and Greg Maffei
3. Calculated as 5.4mm shares divided by the total number of Charter shares outstanding (241.8mm shares as of 6/29/20); 5.4mm shares as of 6/30/20 per GLIB management. Shares are subject to proxy held by LBRD
4. Advance/Newhouse Partnership granted LBRD 5 year irrevocable proxy to vote number of shares necessary to bring LBRD's voting power to 25.01% (after giving effect to GLIB proxy), subject to cap of 7%. As of 6/30/20, no A/N shares are included as 25.01% cap is met by LBRD shares or GLIB proxy
5. Includes RSUs and options based on treasury stock method
6. Includes finance leases and tower obligations of $100mm; includes the 1.75% exchangeable senior debentures valued on a trading value basis of $657mm as of 6/30/20; book value as of 6/30/20 of $477mm

EVERCORE

15

Confidential

Sum-of-the-Parts Valuation of GLIB (6/29/20 – Unaffected)

Assuming public assets at trading value

($ in millions, except per share data)

Publicly Traded Securities Portfolio

Company Name	Shares (mm)	Share Price (6/29/20)	Untaxed Value	Taxed Value
LBRD	42.7	$124.98	$5,334	$4,542
Charter	5.4	509.22	2,729	2,028
LendingTree	3.4	272.75	939	799
Total Publicly Traded Portfolio Asset Value			**$9,002**	**$7,369**

Private Assets

Company Name	Total Enterprise Value Low	High	Low	High
Evite [1]	$18	$35	$18	$35
GCI [2]	2,500	3,000	2,500	3,000
Total Private Portfolio Asset Value	**$2,518**	**$3,035**	**$2,518**	**$3,035**

Financial Assets & Liabilities (as of 6/30/20)	
Total Cash	$552
Total GCI Debt [3]	(1,394)
LBRDK Margin Loan	(1,300)
1.75% Exchangeable Senior Debenture Due 2046 [4]	(657)
Indemnification Obligation	(215)
Cumulative Redeemable Preferred Stock	(178)
Less: Net Debt	**($3,192)**
Less: NPV of GLIB Corporate Expense	(471)
Plus: NPV of Federal and Alaska State NOLs	134
Plus: NPV of RHC FY16-19 Settlement [5]	114

	Low	High	Low	High
Net Asset Value	**$8,107**	**$8,624**	**$6,474**	**$6,990**
GLIB Equity Value		$7,149		
Premium / (Discount) to NAV (%)	*(11.8%)*	*(17.1%)*	*10.4%*	*2.3%*

Source: Share prices per FactSet (as of 6/29/20), GLIB management, Wall Street Research

Note: Assumes 6.75% WACC for NPV calculations; assumes 27% tax rate for Evite and GLIB corporate expense and 28% tax rate for GCI per GLIB management guidance; LBRD tax leakage of $792mm, Charter tax leakage of $701mm and LendingTree tax leakage of $140mm at 27% tax rate per GLIB management guidance

1. Assumes Evite's value based on DCF analysis with terminal revenue multiple range of 1.25x to 2.25x
2. GCI TEV selected range is informed from trading comparables analysis, precedent transactions and discounted cash flow valuation analyses
3. Includes finance leases and tower obligation of $100mm
4. The 1.75% exchangeable senior debenture valued on a trading value basis as of 6/30/20; book value as of 6/30/20 of $477mm
5. Assumes 0.12% discount rate for RHC FY16-19 settlement impact based on 1-year treasury rate on 8/3/20

EVERCORE 16 GCI Liberty

GCI Financial Profile ($ in millions) Revenue Breakdown Financial Summary1Revenue by Segment 2019A '19A-'23E 2019A 2020E 2021E 2022E 2023E CAGR Voice 6% Wireless $261 $257 $265 $272 $280 1.8% % growth (0.8%) (1.4%) 3.0% 2.8% 3.0% Data 458 496 502 524 532 3.8% % growth 1.6% 8.2% 1.2% 4.5% 1.5% Vide 12% 30% Video 2 102 93 75 63 59 (13.1%) % growth (8.3%) (9.4%) (19.2%) (16.4%) (6.5%) Voice 53 58 55 52 49 (2.3%) % growth (7.7%) 8.2% (5.5%) (5.5%) (5.8%) Total Revenue $875 $903 $896 $911 $920 1.3% % growth (1.0%) 3.3% (0.8%) 1.7% 1.0% Gross Margin Wireless $192 $187 $192 $201 $207 2.0% % Margin 73.5% 72.8% 72.5% 73.8% 73.8% Data 381 420 430 447 456 4.6% % Margin 83.2% 84.8% 85.7% 85.3% 85.7% Video 37 39 32 33 28 (6.9%) % Margin 35.9% 41.9% 42.6% 52.4% 47.4% Voice 46 50 47 44 41 (3.1%) % Margin 87.0% 86.5% 86.1% 85.3% 84.4% Total Gross Margin $656 $696 $701 $725 $732 2.8% % margin 75.0% 77.1% 78.2% 79.6% 79.6% Data 52% Gross Margin by Segment 2019A Voi Video 7% Wireles s 29% Adj. EBITDA 3 $257 $3144 $311 $326 $333 6.7% % margin 29.4% 34.7% 34.7% 35.9% 36.2% Capex (147) (135) (130) (125) (120) % of revenue 16.8% 14.9% 14.5% 13.7% 13.0% Adj. EBITDA - Capex $110 $179 $181 $202 $213 18.0% % of revenue 12.6% 19.8% 20.2% 22.2% 23.2% Source: GCI Management (2020 Budget Presentation 3/6/20 and GCI July 2020 Update) 1.Financials for 2020 onwards reflect DMH sale, except gross margin 2.Video business segment includes DMH revenue 3.Excludes stock based compensation expense Data 58% 4. 2020E EBITDA pro forma for DMH sale is $314mm without stock based compensation and $307mm with stock based compensation

Valuation on a cash / debt free basis; does not include RHC FY16-FY19 receivables settlement $5.000 ($ in billions) $4.000 $3.000 $3.082 $2.899 $3.401 $3.296 $2.000 $2.623 $2.444 $2.665 $2.243 $1.000 $0.000 Key Metrics / Assumptions Implied TEV / 1 2020E EBITDA Trading Analysis (2020E EBITDA) 1 TEV / 2020E EBITDA of 8.5x to 10.0x 8.5x - 10.0x Trading Analysis (2021E EBITDA) 2 TEV / 2021E EBITDA of 8.0x to 9.5x 7.9x - 9.4x Precedent Transactions 3 TEV / LTM EBITDA of 9.0x to 11.5x 8.6x - 11.0x Discounted Cash Flow WACC range of 6.25% to 7.25%; Perpetuity Growth Rate of 1.5% to 2.5% 7.3x - 10.7x Source: GLIB Management Note: All valuation methodologies are pro forma for the DMH sale proceeds of $17mm 1.PF 2020E EBITDA for DMH sale and net of stock-based compensation is $307mm per GLIB management forecast 2.PF 2021E EBITDA for DMH sale and net of stock-based compensation is $303mm per GLIB management forecast 3. PF LTM EBITDA for DMH sale and net of stock-based compensation as of 6/30/20 is $294mm

Evite Valuation Analysis Valuation as of 6/30/20; using mid-year discounting ($ in millions) Financial SummarySelected Internet Trading Comps 2018A 2019A 2020E 2021E Revenue $24 $25 $13 $20 % Growth 0.4% 5.0% (49.4%) 60.6% EBITDA ($2) ($5) ($10) $2 % Margin (8.7%) (17.9%) (77.4%) 9.0% 5.3x TEV / 2020E Revenue TEV / 2021E Revenue (-) Taxes at 27% 1 1 1 3 (0) NOPAT ($2) ($3) ($7) $1 (-) Capex ($3) ($1) ($1) ($0) % Revenue 13.9% 5.8% 7.8% 2.3% (+/-) Changes in WC 1 1 2 (1) Unlevered FCF ($4) ($4) ($6) $0 % Revenue NM NM NM 1.1% Discounted Cash Flow Analysis for Evite DCF-based Unlevered FCF ($3) $0 Discount Period 0.25 1.00 Discount Factor 3 0.97 0.88 PV of Unlevered FCF (3) 0 NPV of Projected Cash Flow ($3) 4.2x 3.1x 4.3x 4.1x 2.5x 1.8x 2.9x 1.6x1.6x 2.2x 2.0x Assumed Exit Multiple Terminal Revenue$20$20 Selected Terminal Revenue Range 2 1.25x2.25x TEV / '20E Revenue 1.44x 2.76x TEV / '21E Revenue 0.90x 1.72x Source: Evite Management, FactSet (8/3/20), Wall Street Research 1. 27% tax rate based on GLIB management guidance; assumes available profits at GCI to offset Evite losses 2. Selected based on selected Internet trading comps’ revenue multiples EBITDA Margin 2020(2.4%)11.3%(7.0%)9.0%N.M.26.7% 3. Assumes 14% WACC based on selected Internet trading comps WACC analysis

Confidential

GLIB Corporate Expense

Valuation as of 6/30/20; using mid-year discounting

($ in millions)

	2018A	2019A	2020E	2021E	2022E	2023E
Personnel	($0.3)	($1.5)				
Legal	(6.8)	(2.9)				
Audit	(3.9)	(1.7)				
SEC Filing Printing	(0.4)	(0.1)				
Stockholder Expense	(0.4)	(0.2)				
Deal Costs	(0.5)	(0.0)				
Investor Relations	(0.6)	(0.4)				
Treasury Expense	(0.0)	(0.1)				
Misc. Operating Expenses	(0.2)	(0.2)				
General & Administrative	(3.5)	(2.9)				
Total Expense - Pre-Allocation	**($16.5)**	**($10.0)**				
Allocation of Rent	($0.8)	($0.3)				
Allocation of Services	(5.3)	(7.0)				
Total Corporate Expenses	**($22.7)**	**($17.3)**	**($21.4)**	**($17.0)[1]**	**($17.6)**	**($18.4)**
Stock Based Compensation	($22.1)	($10.0)	($7.0)	($8.5)	($8.5)	($8.5)
Net Impact	**($44.8)**	**($27.3)**	**($28.4)**	**($25.5)**	**($26.1)**	**($26.8)**
(-) Taxes at 27%[2]	12.1	7.4	7.7	6.9	7.1	7.2
Net Impact Post Tax	**($32.7)**	**($19.9)**	**($20.7)**	**($18.6)**	**($19.1)**	**($19.6)**

Assumes mid-point of 3-5% YoY growth rate on total corporate expenses starting 2021[1] and 0% YoY growth rate on stock based compensation starting 2022 per GLIB management guidance

NPV of GLIB Corp. Expense

	Q3-Q4'2020E	2021E	2022E	2023E	Terminal
Corporate Expense Plus SBC (Post Tax)	($8.4)	($18.6)	($19.1)	($19.6)	($19.6)
Discount Period	0.25	1.00	2.00	3.00	3.00
Discount Factor	0.98	0.94	0.88	0.82	0.82
Terminal Year Corp. Expense and SBC					($501.4)[3]
PV of Corp. Expense and SBC	**($8.2)**	**($17.4)**	**($16.7)**	**($16.1)**	**($412.2)**
NPV of Corp. Expense and SBC at 6.75% WACC					**($470.7)**

Source: GLIB Management
1. Applies 4% growth rate to 2020E normalized pre-tax corporate expense of $16.3mm, excluding $5mm one-time cost in Q2'2020
2. 27% Tax rate based on GLIB management guidance; assumes available profits at GCI to offset corporate expenses
3. Assumes 6.75% WACC and 2.7% weighted average perpetuity growth rate based on 2023E stock based compensation growth at 0% and total corporate expenses growth at midpoint of 3-5% per GLIB management guidance

EVERCORE 20 GCI Liberty

III.LBRD Financial Analysis

Confidential

LBRD Corporate Structure Overview

Corporate Structure[1]


Liberty Management's O/S of LBRD
Voting Control[2] 49.9%
Economic Ownership[2] 5.0%
Liberty Management's O/S of GLIB
Voting Control[2] 35.6%
Economic Ownership[2] 5.7%
Liberty Management
GCI Liberty
23.3%
Liberty BROADBAND
22.4%[4]
Charter COMMUNICATIONS
MEV: $123.1bn
TEV: $199.3bn
2.2%[3]
GCI
100.0%
evite
100.0%
lendingtree
22.3%
MEV: $4.2bn
TEV: $4.1bn
100.0%
SKYHOOK
★ Indicates Publicly Traded Company

LBRD Total Enterprise Value

	Unaffected (6/29/20)	Current (8/3/20)
Common Share Price		
Series A	$122.76	$137.82
Series B	124.00	128.24
Series C	124.98	140.29
Diluted Shares Outstanding		
Series A	26.5	26.5
Series B	2.5	2.5
Series C	154.0	154.1
Fully Diluted Shares Outstanding[5]	**182.9**	**183.1**
Equity Value	**$22,802**	**$25,585**
Plus: Debt (6/30/20)	574	574
Less: Cash (6/30/20)	(17)	(17)
Net Debt	**$556**	**$556**
Total Enterprise Value	**$23,359**	**$26,142**

Source: FactSet, Company Filings

Note: Unless otherwise stated, all ownership figures are from the files shared by Liberty management; Shares for LBRD and GLIB include restricted shares, RSUs and beneficial ownership of shares that may be acquired upon exercise of stock options. Economic ownership treats options using treasury stock methodology

1. MEV and TEV are as of 6/29/20 (unaffected date)
2. Voting and economic ownership as of 6/29/20 (unaffected date); Basic shares, options and RSUs are sourced from the file shared by Liberty management on 6/28/20; Liberty Management refers to John Malone and Greg Maffei
3. Calculated as 5.4mm shares divided by the total number of Charter shares outstanding (241.8mm shares as of 6/29/2020); 5.4mm shares as of 6/30/20 per GLIB management. Shares are subject to proxy held by LBRD
4. Advance/Newhouse Partnership granted LBRD 5 year irrevocable proxy to vote number of shares necessary to bring LBRD's voting power to 25.01% (after giving effect to GLIB proxy), subject to cap of 7%. As of 6/30/20, no A/N shares are included as 25.01% cap is met by LBRD shares or GLIB proxy.
5. Includes RSUs and options based on treasury stock method

EVERCORE 21

Confidential

Sum-of-the-Parts Valuation of LBRD (6/29/20 – Unaffected)

Assuming public assets at trading value

($ in millions)

LBRD Net Asset Value

Publicly Traded Securities Portfolio

Company Name	Shares (mm)	Share Price (6/29/20)	Untaxed Value	Taxed Value
Charter	54.1	$509.22	$27,564	$22,833
Total Publicly Traded Portfolio Asset Value			**$27,564**	**$22,833**

Private Assets

Company Name	Total Enterprise Value Low	High		Low	High
Skyhook[1]	$13	$42		$13	$42
Total Private Portfolio Asset Value	**$13**	**$42**		**$13**	**$42**
<u>Financial Assets and Liabilities</u>					
2017 Margin Loan Facility			($574)		
Cash and Cash Equivalents			17		
Less: Net Debt			**(556)**		
Less: NPV of LBRD Corporate Expense			(590)		
Net Asset Value	**$26,430**	**$26,459**		**$21,699**	**$21,728**
LBRD Equity Value			$22,802		
LBRD Equity Value Discount to NAV (%)	*(13.7%)*	*(13.8%)*		*5.1%*	*4.9%*
Implied Look-through Price of Charter			**$441.93** [2]		
Discount to Charter Price (6/29/20) (%)			*(13.2%)*		

Source: FactSet (as of 6/29/20), LBRD management, Wall Street Research
Note: Charter tax leakage of $4,731mm at 24% tax rate per page 29 of the appendix
1. Assumes Skyhook's value based on DCF with terminal multiple range of 1.5x to 3.5x
2. Calculated as LBRD Equity Value as of 6/29/20 plus Net Debt minus the mid-point of Skyhook valuation plus NPV of LBRD Corporate Expense, divided by 54.1mm Charter shares within LBRD

EVERCORE

22

GCI Liberty

Charter Standalone Financial Summary Financial Overview 2019A 2020E 2021E 2022E 2023E 2024E 2025E CAGR $650 ($ in millions, except per share data) Historical Share Price Performance Unaffected Total Revenue $45,764 $47,423 $49,559 $52,378 $55,257 $57,771 $60,024 4.6% % Growth 4.9% 3.6% 4.5% 5.7% 5.5% 4.6% 3.9% Adj. EBITDA $16,855 $17,868 $19,025 $20,811 $22,443 $23,464 $24,379 6.3% % Growth 5.0% 6.0% 6.5% 9.4% 7.8% 4.6% 3.9% % Margin 36.8% 37.7% 38.4% 39.7% 40.6% 40.6% 40.6% Capex ($7,195) ($6,927) ($6,994) ($7,149) ($7,390) ($7,726) ($8,028) 1.8% % of Revenue 15.7% 14.6% 14.1% 13.6% 13.4% 13.4% 13.4% Adj. EBITDA - Capex $9,660 $10,941 $12,031 $13,662 $15,053 $15,738 $16,351 9.2% % of Revenue 21.1% 23.1% 24.3% 26.1% 27.2% 27.2% 27.2% $550 $450 $350 $250 (6/29/20) $509.22 $589.70 Less: Interest Expense (3,963) (3,945) (4,099) (4,369) (4,714) (4,996) (5,216) Less: Cash Taxes (71) (50) (267) (1,845) (2,135) (2,232) (2,319) 1 Less: NWC / Other (1,018) (599) (198) (226) (275) (333) (388) LFCF $4,608 $6,347 $7,466 $7,222 $7,928 $8,176 $8,429 10.6% % Margin 10.1% 13.4% 15.1% 13.8% 14.3% 14.2% 14.0% 2 Less: Share Repurchase (6,873) (6,861) (12,332) (14,765) (14,813) (12,466) (12,268) $150 8/2/1812/26/185/21/1910/15/193/9/208/3/20 Public Market Overview Less: Other Financing Activities (1,136) 3 4 (492) (50) 4 (50) 4 (50) 4 (50) 4 Current Share Price 8/3/20 $589.70 FDSO 5 238.6 Equity Value $140,676 LFCF Post Share Repurchase ($3,401) ($1,006) ($4,916) ($7,593) ($6,935) ($4,340) ($3,889) Total Debt $78,416 $77,494 $81,355 $88,947 $95,882 $100,222 $104,112 Less: Cash ($3,483) ($1,555) ($500) ($500) ($500) ($500) ($500) Net Debt $74,933 $75,939 $80,855 $88,447 $95,382 $99,722 $103,612 Less: Cash & Equivalents (6/30/20) (2,097) Plus: Debt (6/30/20) 77,829 Total Enterprise Value $216,408 Metric Multiple Net Leverage 4.45x 4.25x 4.25x 4.25x 4.25x 4.25x 4.25x TEV / Adj. EBITDA 2020E $17,868 12.1x 2021E 19,025 11.4 NTM 18,495 11.7 1.NWC projections based on Wall Street research model assuming Charter trades at 11.7x NTM EBITDA and performs according to Wall Street consensus 3.Includes $885mm purchase of non-controlling interest and $154mm distributions of non-controlling interest 4.Assumes $0mm projected purchase of NCI; $150mm distribution of NCI and $100m proceeds from stock options each year 5.Includes common and preferred units held by Advanced/Newhouse Net Debt / LTM Adj. EBITDA $17,500 4.3x Company has provided long-term net leverage guidance of 4.0x – 4.5x

Illustrative implied equity value per share based on public information $900.00 Reference Data $846 $800.00 $735 $700.00 $600.00 $500.00 $590 1 Median: $620 $618 $600 $635 $491 $580 Current Share Price (8/3/20): $589.70 $400.00 $371 $425 $398 $374 $300.00 52-week High / LowAnalyst Price Targets Trading Analysis - EV / '20E EBITDA 2 Trading Analysis - EV/ '20E (EBITDA-Capex) 3 Precedent TransactionsDiscounted Cash Flow Key Metrics / High: 8/3/20 High: JP. Morgan (7/31/20) TEV / 2020E EBITDA of TEV / 2020E (EBITDA - TEV / LTM EBITDA4of Assumptions Low: 3/20/20 Low: Barclays (7/31/20) 9.5x to 12.5x Capex) of 15.0x to 20.0x 11.0x to 13.0x 6.5%; Terminal Exit Multiple of 9.5x to 12.5x Implied TEV / 2020E EBITDA2 12.1x - 9.1x 9.9x - 14.1x 9.5x - 12.5x 9.2x - 12.2x 10.8x - 12.7x 11.9x - 15.5x Source: Company Filings and Wall Street Research 1.Median analyst price target per Bloomberg as of 8/3/20 2.2020E adjusted EBITDA of $17.9 billion per Wall Street Research 3.2020E capex of $6.9 billion per Wall Street Research

Confidential

LBRD Corporate Expense

Valuation as of 6/30/20; using mid-year discounting

($ in millions)

	2018A	2019A	2020E	2021E	2022E	2023E
Personnel	($0.2)	($1.1)				
Legal	(0.9)	(5.3)				
Audit	(0.5)	(0.7)				
SEC Filing Printing	(0.1)	(0.1)				
Stockholder Expense	(0.2)	(0.2)				
Investor Relations	(0.4)	(0.3)				
Treasury Expense	(0.2)	(0.1)				
Misc. Operating Expenses	(0.0)	(0.0)				
General & Administrative	(1.4)	(1.5)				
Total Expense - Pre-Allocation	**($3.8)**	**($9.4)**				
Allocation of Rent	($0.2)	($0.2)				
Allocation of Services	(2.7)	(2.7)				
Total Corporate Expenses	**($6.7)**	**($12.2)**	**($18.2)**	**($15.0)[1]**	**($15.6)**	**($16.2)**
Stock Based Compensation	($5.7)	($10.5)	($7.9)	($9.6)	($9.6)	($9.6)
Net Impact	**($12.4)**	**($22.7)**	**($26.1)**	**($24.5)**	**($25.1)**	**($25.7)**

Assumes mid-point of 3-5% YoY growth rate on total corporate expenses starting 2021[1] and 0% YoY growth rate on stock based compensation starting 2022 per LBRD management guidance

NPV of LBRD Corp. Expense

	Q3-Q4'2020E	2021E	2022E	2023E	Terminal
Corporate Expense Plus SBC	($11.8)	($24.5)	($25.1)	($25.7)	($25.7)
Discount Period	0.25	1.00	2.00	3.00	3.00
Discount Factor[2]	0.98	0.94	0.88	0.82	0.82
Terminal Year Corp. Expense and SBC					($623.2)
PV of Corp. Expense and SBC	**($11.6)**	**($23.0)**	**($22.0)**	**($21.2)**	**($512.3)**
NPV of Corp. Expense and SBC at 6.75% WACC					**($590.1)**

Source: LBRD Management

1. Applies 4% growth rate to 2020E normalized pre-tax corporate expense of $14.4mm, excluding $3.8mm one-time cost in Q2'2020
2. Assumes 6.75% WACC and 2.5% weighted average perpetuity growth rate based on 2023E stock based compensation growth at 0% and total corporate expenses growth at mid point of 3 – 5% per LBRD management guidance

EVERCORE

25

GCI Liberty

Skyhook Valuation Analysis Valuation as of 6/30/20; using mid-year discounting Financial Summary 2018A2019A2020E2021E2022E 6.1x 5.7x ($ in millions) Selected Integrated Solutions Comps TEV / 2020E Revenue evenue $221 $15 $17 $18 $19 % Growth 70.0% (33.2%) 15.9% 5.6% 6.0% EBITDA$3($5)($2)($2)($2) % Margin14.2%(31.7%)(13.3%)(12.4%)(12.4%) Capex($0)($0)($0)($0)($0) 4.8x 4.4x 4.4x 4.1x 1.1x 0.9x 5.1x TEV / 2021E Revenue 4.1x 2.1x 1.8x 0.9x 0.8x % Revenue0.2%3.4%0.1%0.3%0.3% Hexagon Garmin Trimble TomTom4 Inseego Topcon ORBCOMM EBITDA - Capex$3($5)($2)($2)($2) Less: Changes in WC 3 (0) (1) (0) 0 Unlevered FCF $7 ($5) ($4) ($3) ($2) % Revenue29.4%NMNMNMNM Discounted Cash Flow Analysis for Skyhook Q3-Q4'20E 2021E 2022E DCF-based Unlevered FCF($5)($3) ($2) Discount Period0.251.002.00 Revenue Growth '19 - '20 (4.3%) (2.5%) (8.6%) (16.1%) 36.6% (13.3%) (9.3%) '20 - '21 7.8% 7.1% 8.7% 11.0% 23.1% 12.2% 11.9% EBITDA Margin 2020 32.4% 25.5% 21.5% 5.4% 5.6% 10.5% 21.3% Selected Hardware / Modules Solutions Comps Discount Factor 3 0.970.890.80 TEV / 2020E Revenue PV of Unlevered FCF(5)(2)(2) NPV of Projected Cash Flow($9) Assumed Exit Multiple 1.3x 1.2x 0.7x 0.7x 1.3x 1.2x TEV / 2021E Revenue Terminal Revenue$19$19 0.5x 0.5x Selected Terminal Multiple Range 2 1.5x3.5x Terminal Value$29$67 u-bloxSierra Wireless 5CalAmp 5Telit Discount Factor 3 0.75x0.75x PV of Terminal Value $22 $51 Total TEV$13$42 1. Includes licensing revenue2020 11.7% (2.7%) 7.9% 11.3% 2. Selected based on the integrated solutions and hardware / modules trading comps’ revenue multiples 3. Assumes 12% WACC based on selected integrated solutions comps and hardware / modules solutions comps WACC analysis 4. Pro forma revenue for TomTom divestiture of TomTom Telematics BV to Bridgestone Corp. Revenue Growth EBITDA Margin

Appendix

Confidential

GLIB NAV Analysis with LBRD Shares Valued Based on Trading Value and Charter Shares Valued at Look-through Price within LBRD

Value as of Unaffected Date (6/29/20)

($ in millions, except per share data)

GLIB Net Asset Value

Company Name	Shares (mm)	Share Price (6/29/20)	Only LTREE Post-tax	LBRD and LTREE Post-tax
Publicly Traded Securities Portfolio				
LBRD	42.7	$124.98	$5,334	$4,542
Charter Communications	5.4	441.93 [1]	2,368	2,368
LendingTree	3.4	272.75	799	799
Total Publicly Traded Portfolio Asset Value			**$8,502**	**$7,709**
Hypothetical Value of Private Assets				
GCI [2]			$2,750	$2,750
Evite & Other [3]			27	27
Total Private Portfolio Asset Value			**$2,777**	**$2,777**
Financial Assets & Liabilities				
Total Cash			$552	$552
Total GCI Debt [4]			(1,394)	(1,394)
Total Corporate Level Debt [5]			(1,957)	(1,957)
Net Debt			**(2,799)**	**(2,799)**
Other Financial Obligations [6]			(393)	(393)
Total Debt, Cash, Other Financial Assets and Liabilities			**($3,192)**	**($3,192)**
Plus: Capitalized Corporate Expense			($471)	($471)
Plus: NOL Carryforward Value			134	134
Plus: NPV of RHC FY19 Settlement on NWC [7]			114	114
Total Net Asset Value			**$7,865**	**$7,072**

Source: Company filings, Wall Street Research, FactSet (as of 6/29/20)

1. Calculated as ($23bn LBRD market equity Plus Net Debt Minus the mid-point of Skyhook valuation Plus NPV of Corporate Expense) divided by 54.1mm shares held by Charter within LBRD
2. Assumes the mid-point of GCI TEV range informed from the average value of trading analysis, precedent transactions and discounted cash flow valuation analyses
3. Assumes the mid-point of Evite's value based on DCF analysis with terminal range of 1.25x to 2.25x
4. Includes finance leases and tower obligation of $100mm
5. Includes the 1.75% exchangeable senior debenture valued on a trading value basis of $657mm as of 6/30/20; book value as of 6/30/20 of $477mm
6. Includes indemnity to Qurate Retail and preferred stock
7. Assumes 0.12% WACC for RHC FY19 Settlement impact on NWC as of 1-year treasury rate on 8/3/20

EVERCORE

27

GCI Liberty

LBRD NAV Analysis with Charter Shares Valued Based on Trading Value Value as of Unaffected Date (6/29/20) ($ in millions, except per share data) LBRD Net Asset Value Publicly Traded Securities Portfolio Shares Share Price Company Name (mm) (6/29/20) Untaxed Value Charter 54.1 $509.22 $27,564 Total Publicly Traded Portfolio Asset Value $27,564 Hypothetical Value of Private Assets 2 Diluted Shares 183.1 NAV Per LBRD Share $144.44 Source: Company filings, Wall Street Research, FactSet (as of 6/29/20) 1.Assumes the mid-point of Skyhook’s value based on DCF analysis with terminal range of 1.5x to 3.5x

Confidential

Potential Tax Leakage Due to Public Market Securities Held by GLIB and LBRD

Value as of Unaffected Date (6/29/20)

($ in millions, except per share data)

Potential Tax Leakage for GLIB Securities

Security	Total Shares	Price per Share	Cost Basis	Share Price (6/29/20)	Value of Shares (as of 6/29/20)	Gain	Potential Tax Leakage	Tax Leakage per GLIB Share
LBRD	42.7	$56.23	$2,400	$124.98	$5,334	$2,934	$792	$7.43
Charter	5.4	24.79	133	509.22	2,729	2,596	701	6.57
LendingTree	3.4	57.50	198	272.75	939	741	140[1]	1.31

Potential Tax Leakage for LBRD Securities

Security	Total Shares	Price per Share	Cost Basis	Share Price (6/29/20)	Value of Shares (as of 6/29/20)	Gain	Tax Leakage	Tax Leakage per LBRD Share
Charter	54.1	$145.07	$7,852	$509.22	$27,564	$19,712	$4,731	$25.86

Source: Company filings and GLIB management, FactSet (as of 6/29/20)
Note: Assumes 27% tax rate for tax leakage on LBRD, Charter and LendingTree per GLIB management guidance; assumes 24% tax rate for tax leakage on Charter per LBRD management guidance
1. Adjusted to reflect free-up of $222mm of interest carryforward per Section 163(j) assuming a 30% limit to adjusted taxable income

EVERCORE

29

GCI Liberty

Confidential

Illustrative GLIB Consolidated Financial Summary

($ in millions)

	2019A	2020E	2021E	2022E	2023E	'19A-'23E CAGR
Revenue						
GCI	$875[1]	$903	$896	$911	$919	1.2%
Evite	25	13	20	33	53	20.3%
Total Revenue	**$900**	**$916**	**$916**	**$943**	**$972**	**1.9%**
Adj. EBITDA						
GCI	257	314	311	327	333	
Evite	(5)	(10)	2	3	5	
GLIB Corporate[2,3]	(17)	(16)[4]	(17)[2]	(18)	(18)	
Adj. EBITDA	**$235**	**$288**	**$296**	**$312**	**$319**	**7.9%**
Capex						
GCI	($147)	($135)	($130)	($125)	($120)	
Evite	(1)	(1)	(0)	(1)	(1)	
Total Capex	**($148)**	**($136)**	**($130)**	**($125)**	**($121)**	
Adj. EBITDA - Capex	**$87**	**$152**	**$166**	**$187**	**$198**	**23.0%**
(-) Interest Expense		(81)	(96)	(95)	(97)	
(+ / -) Change in Working Capital		2	(1)	-	-	
(+) RHC Impact on NWC[5]		34	82	-	-	
(+) FCC Bidding Reserve Settlement		(9)	(9)	-	-	
(+) Denali Media Sale Proceeds		17	-	-	-	
(-) Verizon Deferred Revenue Adjustments		(4)	(4)	(4)	(4)	
(-) Taxes		-	-	-	-	
Levered Free Cash Flow		**$112**	**$138**	**$88**	**$97**	
Dividends Paid on Preferred Stock	(13)	(13)	(13)	(13)	(13)	
Debt (including Preferred Stock)[7]	$3,533	$3,285	$3,279	$3,273	$3,267	
Cash	570	355	475	544	622	
Net Debt	**$2,963**	**$2,930**	**$2,804**	**$2,729**	**$2,645**	

Evercore Extrapolation[6] (2022E–2023E Evite figures)

Source: GCI Management
1. Based on normalized financials from GCI management
2. Excludes stock-based compensation
3. Assumes 4% YoY growth rate on total corporate expenses starting 2021E per GLIB management guidance
4. Excludes transaction related costs of $5mm in Q2'2020
5. Includes GLIB's RHC impact starting Q2'20 based on discussion with GLIB management
6. GLIB management has not prepared projections for Evite beyond 2021; calculated by Evercore based on 2021E figures provided by GLIB management and assuming a constant growth rate and Adj. EBITDA margin and approved for Evercore's use by GLIB management
7. Includes the 1.75% exchangeable senior debenture valued on book value of $477mm

EVERCORE

30

GCI Liberty

Confidential

Illustrative GLIB Financial Profile

($ in millions)

Revenue


$895
$895
$916
$897
$934
$896
2019A
2020E
2021E

	2019A	2020E	2021E
% Growth	21.0% / 21.0%	2.4% / 0.3%	2.0% / (0.1%)
GCI	$870	$903	$914
Evite	25	13	20
Corporate	-	-	-

Adj. EBITDA[1]


$235
$235
$288
$255
$296
$263
2019A
2020E
2021E

	2019A	2020E	2021E
% Margin	26.3% / 26.3%	31.4% / 28.5%	32.3% / 29.3%
GCI	$257	$314	$311
Evite	(5)	(10)[2]	2[3]
Corporate	(17)	(16)	(17)

Capex


$148
$148
$136
$140
$130
$137
2019A
2020E
2021E

	2019A	2020E	2021E
% Revenue	16.6% / 16.6%	14.8% / 15.6%	13.9% / 15.3%
GCI	$147	$135	$130
Evite	1	1	0
Corporate	-	-	-

Adj. EBITDA[1] - Capex


$87
$87
$152
$115
$166
$126
2019A
2020E
2021E

	2019A	2020E	2021E
% Revenue	9.7% / 9.7%	16.6% / 12.9%	18.1% / 14.0%
GCI	$110	$179	$181
Evite	(6)	(11)[2]	1[3]
Corporate	(17)	(16)	(17)

■ Management Plan ■ Wall Street Consensus

Source: Wall Street Research, GLIB management projections and filings
Note: Management provided forecast for GCI through to 2023, Evite through to 2021 and corporate expense through to 2020 with guidance that corporate expense 2021-2023 grows at 3-5% annually; management plan is pro forma for DMH sale anticipated Q3 2020. Management has not prepared Evite forecast beyond 2021

1. Excludes stock based compensation
2. Excludes one-time acquisition cost of $5mm in Q2'2020
3. GLIB corporate expense assumes 4% YoY growth rate on normalized total corporate expenses starting 2021E per GLIB management guidance

EVERCORE
31
GCI Liberty

Confidential

GCI Benchmarking vs Public Comparables

Wireless[1]

Revenue Growth


4.0%
0.0%
(4.0%)
0.8%
1.4%
1.9%
1.4%
2.7%
(0.8%)
(1.4%)
(3.0%)
(3.5%)
(3.0%)
GCI Wireless
AT&T Wireless
T-Mobile[1]
US Cellular
Verizon Wireless
Revenue Growth ('18-'19)
Revenue Growth ('19 - '20)

2019 EBITDA Margin


50.0%
25.0%
0.0%
27.9%[3]
42.7%
34.8%
25.2%
45.7%
GCI Wireless
AT&T Wireless
T-Mobile
US Cellular
Verizon Wireless

	GCI Wireless	AT&T Wireless	T-Mobile	US Cellular	Verizon Wireless
EV / '20E EBITDA		6.8x	10.4x	4.4x	7.4x

Data[2]

Revenue Growth


8.0%
3.0%
(2.0%)
5.2%
(1.1%)
2.0%
2.0%
6.3%
3.4%
3.5%
2.9%
3.2%
1.3%
(0.7%)
(1.6%)
GCI ex-Wireless
Altice
Cable One
Charter Cable
Comcast Cable
Wow
Revenue Growth ('18-'19)
Revenue Growth ('19 - '20)

2019 EBITDA Margin


50.0%
25.0%
0.0%
30.0%[3]
43.7%
45.9%
38.6%
41.6%
38.0%
GCI ex-Wireless
Altice
Cable One
Charter Cable
Comcast Cable
Wow

	GCI ex-Wireless	Altice	Cable One	Charter Cable	Comcast Cable	Wow
EV / '20E EBITDA		9.4x	19.5x	12.1x	9.7x	6.5x

Source: FactSet (as of 8/3/20), Company filings, Wall Street research, GCI Management
Note: GCI pro forma for sale of DMH; TEV / '20 EBITDA multiples based on consolidated company
1. T-Mobile PF wireless services revenue growth and PF margin based on Wall Street research; AT&T Wireless and Verizon Wireless segment information sourced from Wall Street Research
2. Comcast Cable 2019 EBITDA margin represents operating cash flow margin; Charter Cable and Comcast Cable segment information and Cable One pro forma sourced from Wall Street Research and company filings
3. GCI SG&A allocated proportionately between wireless and ex-wireless based on revenue to arrive at an illustrative EBITDA margin

EVERCORE
32
GCI Liberty

Selected Public Wireless Companies ($ in millions, except per share data) ShareMarketTotalTEV /TEV / PriceEquityEnterprise EBITDA EBITDA - Capex 2 Company 8/3/20 Value Value 2020 2021 2020 2021 EBITDA1 Yield AT&T$29.62$212,287$379,5656.8x6.7x10.4x10.3x2.6x7.0% Verizon57.24 237,278 343,1247.47.112.111.72.34.3% 344 4, 54 T-Mobile106.88133,002200,14510.49.525.322.93.6NA U.S. Cellular29.752,6203,883 4.44.5 NM52.31.3NA Shentel50.352,5113,05911.811.026.624.92.10.6% Mean8.2x7.8x18.6x24.4x2.4x4.0% Median7.47.118.722.92.34.3% Source: FactSet (as of 8/3/20), Company filings, Wall Street Research Note: Balance sheet data as of 6/30/20 (T-Mobile, US Cellular as of 3/31/20) 1.LTM EBITDA as of 6/30/20; T-Mobile EBITDA as of 2019 2.Based on the latest dividend declared 3.Based on 373mm TMO common stock share issuance to Sprint shareholders 4.Based on Citi equity research report (4/2/20) PF core EBITDA; multiples of 8.2x and 8.0x for 2020 and 2021 at full run-rate synergies 5.Based on network capex

($ in millions, except per share data) Company 8/3/20 Value Value 2020 2021 2020 2021 EBITDA1 Yield 2 Comcast $42.88 $200,187 $288,676 9.7x 8.7x 14.1x 12.5x 2.8x 2.1% Charter 589.70 140,676 216,408 12.1 11.4 19.6 17.6 4.3 NA Altice USA 27.26 16,077 40,692 9.4 9.0 13.2 12.8 5.7 NA Cable One 1,862.41 10,814 12,424 19.5 18.1 34.3 30.3 2.6 0.5% WOW! 5.62 487 2,774 6.5 6.4 15.5 14.2 5.4 NA Mean 11.4x 10.7x 19.3x 17.5x 4.2x 1.3% Median 9.7 9.0 15.5 14.2 4.3 1.3% Source: FactSet (as of 8/3/20), Company filings, Wall Street Research Note: Balance sheet data as of 6/30/20 (Cable One, WOW! as of 3/31/20) 1.LTM EBITDA as of 6/30/20 2.Based on the latest dividend declared; Comcast declared $0.23 dividend / share on 7/30/20; Cable One declared $2.25 dividend / share on 5/15/20

($ in millions, except per share data) Market Total Revenue Share Price Equity Enterprise TEV / Revenue Growth Company 8/3/20 Value Value 2020E 2021E '20 - '21 Zillow $67.76 $15,050 $14,712 4.2x 3.1x 37.9% ANGI Homeservices 15.92 7,883 7,774 5.3 4.3 24.2% Tripadvisor 20.36 2,731 2,658 4.1 2.5 65.1% Yelp 24.70 1,999 1,511 1.8 1.6 15.8% Eventbrite 8.73 801 428 2.9 1.6 86.5% Cars.com 8.77 589 1,171 2.2 2.0 9.0% Mean $4,842 $4,709 3.4x 2.5x 40.1% Median 2,365 2,085 3.5x 2.3x 24.2%

($ in millions, except per share data) Company 8/3/20 Value Value 2020E 2021E '20 - '21 Integrated Solutions

5 11/7/08 AT&T Centennial Communications 2.8 7.0 7.2 6/5/08 Verizon Alltel 28.1 8.7 8.8 Mean 7.6x 7.7x 7.4x 7.6x Note: Includes transactions above $1 billion; SBC included where information available Source: Company filings and Wall Street research 1.Based on 373mm TMO common stock share issuance to Sprint shareholders at share price of $64.52 as of 4/27/2018 2.Calculated using Cash EBITDA 3.Represents value of stake acquired 4.Assumes 700MHz spectrum CVR is valued at cost of $204mm 5.Withdrawn transaction

Date Annouced Acquiror Target Total Enterprise Value ($mm) TEV / LTM EBITDA (Pre-SBC) 1 TEV / LTM EBITDA (Post-SBC) 1 4/1/19 Cable One Fidelity Communications $526 11.7x 11.7x 7/10/17 Atlantic Broadband Metrocast 1,400 11.6 2 5/22/17 TPG Wave 2,365 11.9 3 11.6 2 11.9 3 4/4/17 Liberty Interactive GCI 2,678 9.2 9.6 44 1/18/17 Cable One NewWave 735 11.5 11.5 8/15/16 TPG RCN 1,600 8.3 5 8/15/16 TPG Grande 650 8.6 5 9/7/15 Altice Cablevision 17,700 8.8 6 8.3 5 8.6 5 9.0 6 7 7 5/20/15 Altice Suddenlink 9,100 10.1 10.1 3/31/15 Charter Brighthouse 11,400 9.5 7 9.5 7 Source: Company filings, Wall Street Research; SBC included where information available 1.Based on 2018 LQA EBITDA 2.Based on CY2017E EBITDA 3.Based on 3Q17 LTM EBITDA 4.Based on Q3 2016 LQA EBITDA 5.Based on 2015 EBITDA Wall Street estimate 6.Based on LTM AOCF 7.Based on 2014A EBITDA

Valuation as of 6/30/20; using mid-year discounting ($ in millions) Fiscal Year Ending Dec 31 Terminal Value (Perpetuity Growth) Terminal Cash Flow $123 Perpetuity Growth Rate 2.0% Terminal Value $2,646 Discount Factor 0.82x PV of Terminal Value $2,175 Total Implied TEV $2,659 Exit Perpetuity Growth 1.5% 2.0% 2.5% WACC (%) 6.75% 2,442 2,659 2,927 7.25% 2,243 2,421 2,636 Implied TEV / Terminal EBITDA Multiple 1.5%2.0%2.5% WACC (%) 6.75%8.19.010.1 7.25%7.48.29.1 Source: GCI 2020 Budget Presentation Long Range Plan Note: DCF analysis pro forma for DMH sale 1.Normalized Q1’2020 revenue and EBITDA reduced by RHC Maniilaq adjustment of $8.7mm 2.Represents YoY revenue growth rate from 2020E 3.Revenue and EBITDA reduced by $30mm because of reduced Verizon roaming contribution after 2023 4.Tax rate based on management guidance on GCI tax rate 5.Adjusted by $1mm capex savings from Verizon roaming beyond 2023

Valuation as of 6/30/20; using mid-year discounting GLIB NOL Valuation ($ in millions) Federal NOLs Q3-Q4'20E 2021E 2022E 2023E 2024E 2025E 2026E 2027E Pre-2018 NOLs - (100% Utilization Allowed) $ - $ - $90 $119 $150 $ - $ - $ - Post-2018 NOLs - (80% Utilization Allowed) - - - - 19 136 126 - Federal Income Tax Rate 21% Pre-2018 NOL Benefits - $ - $19 $25 $32 $ - $ - $ - Post-2018 NOL Benefits - - - - 4 29 26 - Total Federal NOL Benefits $ - $ - $19 $25 $36 $29 $26 $ - PV of Total Federal NOLs at 6.75% WACC $ - $ - $17 $21 $27 $21 $18 $ - NPV of Federal NOLs at 6.75% WACC $103 State NOLs Alaska: Utilized During the Year $ - $ - $75 $100 $142 $143 $91 $ - State Tax Rate 9.4% Total Alaska NOL Benefits 1 $ - $ - $6 $7 $11 $11 $7 $ - PV of Total Alaska State NOLs at 6.75% WACC $ - $ - $5 $6 $8 $8 $5 $ - NPV of Alaska State NOLs at 6.75% WACC $31 NPV of Total Federal and State NOLs $134 Memo Discount Period 0.25 1.00 2.00 3.00 4.00 5.00 6.00 7.00 Discount Factor 0.98 0.94 0.88 0.82 0.77 0.72 0.68 0.63 GLIB RHC FY19 Valuation Q3-Q4'20E2021E RHC FY16-19 Settlement$57$57 Source: GCI Management 1.Calculated as (1-federal tax rate 21%) multiplied by Alaska state tax rate 9.4% 2. Assumes 0.12% discount rate for RHC FY16-19 Settlement impact based on 1-year treasury rate on 8/3/20

Valuation as of 6/30/20; using mid-year discounting; Assumes merger with LBRD GLIB NOL Valuation ($ in millions) Federal NOLs Q3-Q4'20E 2021E 2022E 2023E 2024E 2025E 2026E 2027E Pre-2018 NOLs - (100% Utilization Allowed) $ - $ - $73 $102 $66 $152 $33 $ - Post-2018 NOLs - (80% Utilization Allowed) - - - - $122 $127 Federal Income Tax Rate 21% Pre-2018 NOL Benefits - $ - $15 $21 $14 $32 $7 $ - Post-2018 NOL Benefits - - - - - - 26 27 Total Federal NOL Benefits $ - $ - $15 $21 $14 $32 $33 $27 PV of Total Federal NOLs at 6.75% WACC $ - $ - $13 $18 $11 $23 $22 $17 NPV of Federal NOLs at 6.75% WACC $104 State NOLs Alaska: Utilized During the Year $ - $ - $61 $86 $55 $128 $130 $105 State Tax Rate 9.4% Total Alaska NOL Benefits 1 $ - $ - $5 $6 $4 $10 $10 $8 PV of Total Alaska State NOLs at 6.75% WACC $ - $ - $4 $5 $3 $7 $7 $5 NPV of Alaska State NOLs at 6.75% WACC $31 NPV of Total Federal and State NOLs $134 Memo Discount Period 0.25 1.00 2.00 3.00 4.00 5.00 6.00 7.00 Discount Factor 0.98 0.94 0.88 0.82 0.77 0.72 0.68 0.63 Source: GCI Management 1. Calculated as (1-federal tax rate 21%) multiplied by Alaska state tax rate 9.4%

Valuation as of 6/30/20; using mid-year discounting ($ in millions) Fiscal Year Ending Dec 31 Q1-Q2'20A Q3-Q4'20E 2021E 2022E 2023E 2024E 2025E Terminal Total Revenue $23,434 $23,989 $49,559 $52,378 $55,257 $57,771 $60,024 $60,024 % Growth 4.5% 1 5.7% 5.5% 4.6% 3.9% Adj. EBITDA $8,885 $8,983 $19,025 $20,811 $22,443 $23,464 $24,379 $24,379 % Margin 37.9% 37.4% 38.4% 39.7% 40.6% 40.6% 40.6% 40.6% (-) D&A (4,925) (4,897) (9,815) (9,747) (9,694) (10,135) (10,531) (8,028) % Revenue 21.0% 20.4% 19.8% 18.6% 17.5% 17.5% 17.5% (-) SBC (180) (149) (344) (363) (383) (401) (416) (416) EBIT $3,780 $3,937 $8,866 $10,701 $12,366 $12,928 $13,432 $15,935 % Margin 16.1% 16.4% 17.9% 20.4% 22.4% 22.4% 22.4% 26.5% (-) Taxes @ 25% (945) (984) (2,217) (2,675) (3,091) (3,232) (3,358) (3,984) NOPAT 2,835 2,953 6,650 8,025 9,274 9,696 10,074 11,951 (+) D&A 4,925 4,897 9,815 9,747 9,694 10,135 10,531 8,028 (-) Capex (3,338) (3,589) (6,994) (7,149) (7,390) (7,726) (8,028) (8,028) (+ / -) Change in Working Capital (58) (277) (198) (226) (275) (333) (388) (388) Unlevered Free Cash Flow $4,364 $3,984 $9,272 $10,398 $11,303 $11,772 $12,189 $11,564 Discount Period 0.25 1.00 2.00 3.00 4.00 5.00 Discount Factor 0.99 0.94 0.89 0.84 0.79 0.75 PV of Unlevered FCF (Assumed 6.0% WACC) $3,927 $8,748 $9,254 $9,490 $9,325 $9,109 NPV of Projected Cash Flow $49,852 Total Enterprise Value Implied Equity Value / Share 9.5x 11.0x 12.5x 9.5x 11.0x 12.5x WACC (%) WACC (%) 6.0% 217,949 244,491 271,032 6.0% 600.72 710.00 819.28 6.5% 213,003 238,867 264,730 6.5% 580.35 686.84 793.33 Source: Company Filings, Wall Street Research 1.Represents YoY revenue growth rate from 2020E Assumed Exit Multiple Terminal EBITDA $24,379 Terminal EBITDA Multiple 11.0x Terminal Value $268,171 Discount Factor 0.73x PV of Terminal Value $194,639 Total Enterprise Value $244,491 (+) Cash & Equivalents (6/30/20) 2,097 (-) Debt (6/30/20) (77,829) (+) NPV of NOL Benefits 1,134 Implied Equity Value $169,892 Implied FDSO 239.3 Implied Equity Value / Share $710.00 % Premium to Current 20.4%

Valuation as of 6/30/20; using mid-year discounting ($ in millions) Q3-Q4'20E 2021E EBT (Pre-NOL)$1,928$4,777 Less: NOL Usage(1,928)(3,707) EBT (Post NOL)$ -$1,070 NOLs Beg. of Period$5,636$3,707 Plus: Accumulation--Less: Usage(1,928)(3,707) End of Period$5,6361 $3,707$ - Tax Benefits at 21% Federal Income Tax Rate$405$779 PV of Total Federal NOLs at 6.0% WACC$399$734 NPV of Federal NOLs at 6.0% WACC$1,134 Memo Discount Period0.251.00 Discount Factor0.990.94 Source: Company filings 1. Represents NOL balance at the end of Q2 2020

Indexed Stock Price Performance LBRD Series C shares, GLIB Series A shares and LendingTree Unaffected (6/29/20) Current (8/3/20) LBRDK Average GLIBA Average LTREE Average LBRDK Average GLIBA Average LTREE Average Share Price Share Price Share Price Share Price Share Price Share Price 40% 34.9% 51.5% 46.2% 22.5% 0% 1.9% (22.9%) (40%) Unaffected (6/29/20) Current (8/3/20) (80%) Mar-18 Jul-18 Nov-18 Mar-19 Jul-19 Nov-19 Mar-20 Aug-20 LBRDK GLIBA TREE Source: FactSet

Confidential

GCI WACC Analysis

($ in millions, except per share data)

Company	Share Price 8/3/20	Market Equity Value	Total Debt	Preferred Stock	Total Debt and Preferreds	Debt + Preferred / Capital	Current Adjusted Beta	Current Unlevered Beta[1]
Wireless								
AT&T	$29.62	$212,287	$168,964	-	$168,964	44.3%	0.89	0.56
Verizon	57.24	237,278	112,841	-	112,841	32.2%	0.66	0.49
T-Mobile USA	106.88	133,002	68,255	-	68,255	33.9%	0.85	0.62
U.S. Cellular	29.75	2,620	1,509	-	1,509	36.5%	0.83	0.58
Shentel	50.35	2,511	704	-	704	21.9%	0.83	0.69
					Mean	**33.8%**	**0.81**	**0.59**
					Median	**33.9%**	**0.83**	**0.58**
Cable								
Charter	$589.70	$140,676	$77,829	-	$77,829	35.6%	0.85	0.60
Comcast	42.88	200,187	106,500	1,256	105,300	34.5%	0.93	0.66
Altice USA	27.26	16,077	26,500	15	26,515	62.3%	1.03	0.46
Cable One	1,862.41	10,814	1,852	-	1,852	14.6%	0.93	0.83
WOW!	5.62	487	2,323	-	2,323	82.7%	1.20	0.26
					Mean	**45.9%**	**0.99**	**0.56**
					Median	**35.6%**	**0.93**	**0.60**

	Bottoms Up			
	Cable		Wireless	
Cost of Equity	Low	High	Low	High
Risk Free Rate[2]	1.01%	1.01%	1.01%	1.01%
Market Risk Prem.[3]	6.17%	7.15%	6.17%	7.15%
Unlevered Beta[1]	0.55	0.65	0.55	0.65
Levered Beta	0.81	1.12	0.72	0.96
Size Premium[4]	1.47%	1.47%	1.47%	1.47%
Cost of Equity	**7.50%**	**10.47%**	**6.92%**	**9.36%**

	Bottoms Up			
	Cable		Wireless	
WACC	Low	High	Low	High
Pre-Tax Cost of Debt[5]	5.6%	5.6%	5.6%	5.6%
Tax Rate	28.0%	28.0%	28.0%	28.0%
Target Debt/Capital	40.0%	50.0%	30.0%	40.0%
WACC	**6.11%**	**7.25%**	**6.05%**	**7.23%**
Segmented Weighted WACC				
70% Cable / 30% Wireless Based on Revenue			**6.09%**	**7.24%**
71% Cable / 29% Wireless Based on GM			**6.10%**	**7.24%**

Wireless Weighted Average Cost of Capital (WACC)

Target D/ EV	Unlevered Beta[1] 0.35	0.45	0.55	0.65	0.75	0.85
30.0%	4.92%	5.49%	6.05%	6.62%	7.18%	7.75%
35.0%	4.97%	5.53%	6.08%	6.64%	7.20%	7.75%
40.0%	5.02%	5.56%	6.11%	6.66%	7.21%	7.76%
45.0%	5.06%	5.60%	6.14%	6.68%	7.22%	7.76%
50.0%	5.11%	5.64%	6.17%	6.70%	7.23%	7.76%

Assumes MRP of 6.2%, Cost of Debt of 5.6%, Size Premium of 1.5%

Target D/ EV	Cost of Debt 3.00%	4.00%	5.00%	6.00%	7.00%	8.00%
30.0%	5.49%	5.71%	5.92%	6.14%	6.36%	6.57%
35.0%	5.43%	5.68%	5.93%	6.18%	6.44%	6.69%
40.0%	5.37%	5.65%	5.94%	6.23%	6.52%	6.81%
45.0%	5.30%	5.63%	5.95%	6.27%	6.60%	6.92%
50.0%	5.24%	5.60%	5.96%	6.32%	6.68%	7.04%

Assumes MRP of 6.2%, Unlevered beta of 0.55x, Size Premium of 1.5%

Cable Weighted Average Cost of Capital (WACC)

Target D/ EV	Unlevered Beta[1] 0.35	0.45	0.55	0.65	0.75	0.85
30.0%	4.92%	5.49%	6.05%	6.62%	7.18%	7.75%
35.0%	4.97%	5.53%	6.08%	6.64%	7.20%	7.75%
40.0%	5.02%	5.56%	6.11%	6.66%	7.21%	7.76%
45.0%	5.06%	5.60%	6.14%	6.68%	7.22%	7.76%
50.0%	5.11%	5.64%	6.17%	6.70%	7.23%	7.76%

Assumes MRP of 6.2%, Cost of Debt of 5.6%, Size Premium of 1.5%

Target D/ EV	Cost of Debt 3.00%	4.00%	5.00%	6.00%	7.00%	8.00%
30.0%	5.49%	5.71%	5.92%	6.14%	6.36%	6.57%
35.0%	5.43%	5.68%	5.93%	6.18%	6.44%	6.69%
40.0%	5.37%	5.65%	5.94%	6.23%	6.52%	6.81%
45.0%	5.30%	5.63%	5.95%	6.27%	6.60%	6.92%
50.0%	5.24%	5.60%	5.96%	6.32%	6.68%	7.04%

Assumes MRP of 6.2%, Unlevered beta of 0.55x, Size Premium of 1.5%

Source: Company filings, Wall Street research, FactSet (8/3/20)
1. Unlevered Beta calculated as: 2-year Adjusted Beta / [1+(1-tax rate)*((D+P)/E)]
2. 20-year U.S. Treasury bond yields as of 8/3/20
3. Duff and Phelps 2020 Handbook, long-horizon supply side for low and historical for high
4. Size Premium based on Duff and Phelps 2020 Handbook, 7th decile for companies with $1.0bn - $1.7bn market capitalization
5. Calculated as 20 year treasury rate plus BB rating communications companies' corporate spread per FactSet

EVERCORE

45

GCI Liberty

Confidential

Evite WACC Analysis

($ in millions, except per share data)

Company	Share Price 8/3/20	Market Equity Value	Total Debt	Pref. Stock	Total Debt and Preferreds	Debt + Preferred / Capital	Current Adjusted Beta	Current Unlevered Beta
Zillow	$67.76	$15,050	$2,279	-	$2,279	13.1%	1.68	1.46
Angie's List	15.92	7,883	242	-	242	3.0%	1.12	1.09
Tripadvisor	20.36	2,731	725	-	725	21.0%	1.39	1.10
Yelp	24.70	1,999	-	-	-	-	1.28	1.28
Eventbrite	8.73	801	-	-	-	-	1.78	1.78
Cars.com	8.77	589	639	-	639	52.0%	1.47	0.70
					Mean	**14.9%**	**1.45**	**1.24**
					Median	**8.1%**	**1.43**	**1.19**

Cost of Equity	Bottoms Up Internet Comps Low	Bottoms Up Internet Comps High
Risk Free Rate [2]	1.01%	1.01%
Market Risk Prem. [3]	6.17%	7.15%
Unlevered Beta [1]	1.10	1.20
Levered Beta	1.10	1.20
Size Premium [4]	4.99%	4.99%
Cost of Equity	**12.79%**	**14.58%**
Target Debt / Capital	0.0%	0.0%
WACC	**12.79%**	**14.58%**

Source: Company filings, Wall Street research, FactSet (8/3/20)
1. Unlevered Beta calculated as: 2-year Adjusted Beta / [1+(1-tax rate)*((D+P)/E)]
2. 20-year U.S. Treasury bond yields as of 8/3/20
3. Duff and Phelps 2020 Handbook, long-horizon supply side for low and historical for high
4. Size Premium based on Duff and Phelps 2020 Handbook, 10th decile for companies with market capitalization smaller than $230mm

EVERCORE

46

GCI Liberty

($ in millions, except per share data) Current Company 8/3/20 Value Debt Pref. Stock Preferreds / Capital Beta Beta Integrated Solutions Bottoms Up Integrated Solutions / Hardware / Modules Cost of Equity Low High

($ in millions, except per share data) Cost of Equity Low High Risk Free Rate 2 1.01% 1.01% Market Risk Prem.3 6.17% 7.15% Observable Beta 0.86 0.86 Charter Weighted Average Cost of Capital (WACC) Cost of Debt 3.75%4.25%4.75%5.25%5.75% Risk-free Rate Size Premium 4 (0.28%) (0.28%) 1.50%5.20%5.33%5.46%5.60%5.73% Cost of Equity 6.02% 6.86% 2.00%5.52%5.65%5.78%5.92%6.05% 2.50%5.84%5.97%6.11%6.24%6.37% 3.00%6.16%6.29%6.43%6.56%6.70% Assumes MRP of 6.17%, Observable Beta of 0.86x, Size Premium of (0.28%) Cost of Debt 3.75% 4.25% 4.75% 5.25% 5.75% 1.01% 5.42% 5.56% 5.69% 5.82% 5.96% 1.50% 5.74% 5.87% 6.00% 6.14% 6.27% 2.00% 6.06% 6.19% 6.33% 6.46% 6.59% 2.50% 6.38% 6.51% 6.65% 6.78% 6.92% 3.00% 6.70% 6.84% 6.97% 7.10% 7.24% Risk-free Rate WACC 4.88% 5.42% Assumes MRP of 7.15%, Observable Beta of 0.86x, Size Premium of (0.28%) Source: Company filings, Wall Street research, FactSet (8/3/20) 1.Unlevered Beta calculated as: 2-year Adjusted Beta / [1+(1-tax rate)*((D+P)/E)]